Back to Form 8-K
Exhibit 10.1
MEDICAL SERVICES CONTRACT

FLORIDA HEALTHY KIDS CORPORATION

AND

HEALTHEASE

FOR

Bay, Citrus, Clay, Duval, Martin, Nassau, and Washington Counties

AND

WELLCARE HMO/STAYWELL HEALTHPLAN

FOR

Broward, Miami-Dade, Hernando, Hillsborough, Lee, Orange, Osceola,
Palm Beach, and St. Lucie Counties

Effective: October 1, 2009

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	_______INSURER

FLORIDA HEALTHY KIDS CORPORATION
CONTRACT FOR MEDICAL SERVICES

TABLE OF CONTENTS

SECTION 1         DEFINITIONS
1-1	Applicant
1-2	Children’s Health Insurance Program
1-3	Children’s Health Insurance Program Re-Authorization Act of 2009
1-4	Children’s Medical Services Network
1-5	Commencement Date
1-6	Comprehensive Medical Care Services
1-7	Contract Year
1-8	Co-Payment
1-9	Effective Date
1-10	Enrollee
1-11	Executive Director
1-12	Federally Qualified Health Center
1-13	Florida Statutes
1-14	Invitation to Negotiate
1-15	Primary Care
1-16	Primary Care Providers
1-17	Program
1-18	Providers
1-19	Rural Health Clinic
1-20	Service Area
1-20	Subcontractor

SECTION 2         FHKC
2-1	Coordination of Benefits
2-2	Enrollee Identification
2-3	Payments to Insurer
2-4	Insurer Assignment Process
2-5	Monitoring by FHKC

SECTION 3         INSURER RESPONSIBILITIES
3-1	General Responsibilities
3-2	Access to Care
	3-2-1	Enrollment with Primary Care Provider (PCP)
	3-2-2	Provider Credentialing
	3-2-3	Geographical Access
	3-2-4	Appointment Standards
3-3	Failure to Provide Access
3-4	Integrity of Professional Advice
3-5	Benefits
3-6	Claims Payment
3-7	Continuation of Coverage upon Termination of This Contract
3-8	Effective Date of Enrollee Coverage

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

3-9	Eligibility
3-10	Enrollee Protections from Collections
3-11	Enrollment Procedures
3-12	Extended Coverage
3-13	Fraud and Abuse
	3-13-1	definition of Fraud and Abuse
	3-13-2	Fraud Prevention
3-14	Grievances and Complaints
3-15	Indemnification
3-16	Insurance
3-17	Lobbying Disclosure
3-18	Medical Records Requirements
	3-18-1	Medical Quality Review and Audit
	3-18-2	Privacy of Medical Records
	3-18-3	Requests by Enrollees for Medical Records
3-19	Membership and Marketing Materials
	3-19-1	Use of FHKC and Florida KidCare Marketing Materials
	3-19-2	Requirements for Member Materials
3-20	Notification Requirements
	3-20-1	Immediate Notification Requirements
	3-20-2	Monthly Notification Requirements
3-21	Premium Rate Provisions
	3-21-1	Premium Rate
	3-21-2	Additional Requirements for Premium Rates
3-22	Premium Rate Modifications
	3-22-1	Annual Adjustment Request
	3-22-2	Annual Premium Rate Adjustment Denials
	3-22-3	Change in Benefit Schedule
	3-22-4	Specialty Fee Arrangements
3-23	Quality Management
	3-23-1	Quality Improvement Plans
	3-23-2	Quality Improvement Plan Committee
3-24	Records Retention and Availability
3-25	Refusal of Coverage
3-26	Regulatory Filings
3-27	Reporting Requirements
3-28	Subrogation Rights
3-29	Termination of Participation
3-30	Use of Subcontractors or Affiliates
3-31	Reimbursement Requirements
	3-31-1	Out of Network Providers
	3-31-2	Reimbursement of Federal Qualified Health Centers and Rural Health Clinics

SECTION 4         TERMS AND CONDITIONS

4-1	Amendment
4-2	Assignment
4-3	Attachments

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

4-4	Attorney Fees
4-5	Bankruptcy
4-6	Change of Controlling Interest
4-7	Confidentiality
4-8	Conflicts of Interest; Non-Solicitation
	4-8-1	Conflicts of Interest
	4-8-2	Gift Prohibitions
	4-8-3	Non-Solicitation
4-9	Effective Dates
4-10	Entire Understanding
4-11	Force Majeure
4-12	Governing Law; Venue
4-13	Independent Contractor
4-14	Name and Address of Payee
4-15	Notice and Contact
4-16	Severability
4-17	Survival
4-18	Termination of Contract
	A	Termination for Lack of Funding
	B	Termination for Lack of Payment or Performance
	C	Termination for Material Breach
	D	Termination upon Revision of Applicable Law
	E	Termination by FHKC

ATTACHMENTS
A	Certification Regarding Debarment
B	Certification Regarding Lobbying
C	HIPAA Business Associate (BA) Agreement
D	Enrollee Benefit Schedule
E	List of Required Reports
F	Disclosure Form

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

CONTRACT TO PROVIDE COMPREHENSIVE MEDICAL SERVICES

THIS Contract is entered into between the Florida Healthy Kids Corporation (“FHKC”) and WellCare of Florida, Inc.  (“INSURER”) for comprehensive medical care services.

SECTION 1         DEFINITIONS

As used in this Contract, the term:

1-1
“Applicant” means a parent or guardian of a child or a child whose disability of nonage had been removed under chapter 743, F.S. who applies for determination of eligibility for health benefits coverage under ss. 409.810-820 F.S.

1-2	“Children’s Health Insurance Program” (CHIP) or “Title XXI” shall mean the program created by the federal Balanced Budget Act of 1997 as Title XXI of the Social Security Act.

1-3
“Children’s Health Insurance Program Re-Authorization Act of 2009” or “CHIPRA” means federal legislation (Public Law 111-3-February 4, 2009) effective April 1, 2009 that re-authorized the children’s health insurance program through September 30, 2013.

1-4
“Children’s Medical Services Network” (CMSN) means the statewide managed care system which includes health care providers, as defined in Section 391.021(1), F.S., which is financed by Title XXI. CMS network as used under this Contract does not include any additional programs and services by or through CMS network or which are not funded by Title XXI (such services colloquially and collectively known in the regular course of business as “the CMS Safety Net Program”).

1-5	“Commencement Date” means that date on which INSURER commenced performance of Comprehensive Medical Care Services to Enrollees.

1-6	“Comprehensive Medical Care Services” means those services, medical equipment and supplies to be provided by INSURER in accordance with the standards set by FHKC and further described in Attachment C.

1-7	“Contract Year” means October 1 through September 30th.

1-8	“Co-Payment” means the payment required of the Enrollee at the time of obtaining service.

1-9	“Effective Date” means the last date on which the last Party to this Contract signed.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

1-10	“Enrollee” means an individual who meets FHKC standards of eligibility and has been enrolled in the Program.

1-11	“Executive Director” means the Executive Director of FHKC as appointed by the FHKC Board of Directors.

1-12
“Federally Qualified Health Center” means an entity that is receiving a grant under section 330 of the Public Health Service Act, as amended, and Section 1905(1)(2)(B) of the Social Security Act.  FQHCs provide primary health care and related diagnostic services and may provide dental, optometric, podiatry, chiropractic and mental health services.

1-13	“Florida Statutes” (F.S.) means the Florida Statutes as amended from time to time by the Florida Legislature during the term of this Contract.

1-14	“Invitation to Negotiate” means the procurement document released by the FHKC to competitively secure comprehensive health care services for FHKC Enrollees.

1-15
“Primary Care” means comprehensive, coordinated and readily-accessible medical care including: health promotion and maintenance; treatment of illness or injury; early detection of disease; and referral to specialists when appropriate.

1-16
“Primary Care Providers” means those physicians licensed in the State of Florida and included in INSURER’s network that are also board certified in Pediatrics or Family Medicine or who have received an exemption from such standards from FHKC.

1-17	“Program” means the program administered by FHKC as created by and governed under section 624.91, F.S. and related state and federal laws.

1-18	“Providers” means those providers set forth in INSURER’s Response to the Invitation to Negotiate (ITN) and the Enrollee handbook as from time to time may be amended.

1-19
“Rural Health Clinic” means a clinic that is located in an area that has a health-care provider shortage.  A RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and mental health services.  A RHC employs, contracts or obtains volunteer services from licensed health care practitioners to provide services.

1-20	“Service Area” means the designated geographical areas within which the INSURER is authorized by the Contract to provide services.

1-21	“Subcontractor” means any entity or person with whom INSURER has executed a contract to perform services covered under this Contract that may have otherwise been provided for directly by INSURER.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

SECTION 2         FHKC

2-1           Coordination of Benefits

FHKC agrees that INSURER may coordinate health benefits with other insurers as provided for in section 624.91 (5)(c), F.S. and this Contract.  INSURER also agrees to coordinate benefits with any other insurer under contract with FHKC to provide comprehensive dental care benefits to Enrollees, including the provision of prescription coverage by the Enrollee’s health insurer if prescribed by the Enrollee’s dental provider.

If INSURER identifies an Enrollee covered through another health benefits program, INSURER shall notify FHKC. FHKC shall decide whether the Enrollee may continue coverage through FHKC in accordance with the eligibility standards adopted by FHKC and in accordance with any applicable state or federal laws.

2-2           Enrollee Identification

FHKC shall promptly furnish to INSURER enrollment information to sufficiently identify Enrollees in the Comprehensive Medical Care Services Plan authorized by this Contract in accordance with the following:

A.	Not less than seven (7) working days prior to the start of the coverage month, FHKC shall provide INSURER a listing of Enrollees eligible for coverage that month.

B.
By the fifth (5th) day after the effective date of coverage, FHKC shall also furnish INSURER a supplemental listing of eligible Enrollees for that coverage month. INSURER shall adjust enrollment retroactively to the first (1st) day of that month.

C.
FHKC may request INSURER accept additional Enrollees after the supplemental listing for enrollment retroactive to the first (1st) of that coverage month.  Such additions will be limited to those Enrollees who made timely payments but were not included on the previous enrollment reports.  If such additions exceed more than one percent (1%) of that month’s enrollment, INSURER reserves the right to deny FHKC’s request.

2-3           Payment to INSURER

FHKC will promptly forward the authorized premiums established under Section 3-21 on or before the first (1st) day of each month this Contract is in force beginning October 1, 2009.  Premiums are past due if not paid by the fifteenth (15th) day of each month.  If premiums are past due, INSURER may terminate coverage under this Contract after giving FHKC notice of the intent to terminate.  Termination of coverage shall be retroactive to the last day for which premium payment has been made.

2-4	Insurer Assignment Process

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Upon receipt of an application, FHKC shall assign each potential Enrollee to one of the available plans in the Enrollee’s county of residence based upon factors designated by FHKC.  Enrollees will have a ninety (90) day free look period beginning with the Enrollee’s first coverage month with their assigned plan during which time, the applicant or Enrollee may select another available plan without cause.  After this ninety (90) day free look period, Enrollees will be locked until their plan until the Enrollee’s renewal period.

FHKC will also notify Enrollees of their right to request disenrollment from their plan and to select another plan outside of the free look period, if such choice is available in their county, as follows:

A.	For Cause, at the following times:

1.	The Enrollee has moved out of INSURER’s service area under this Contract;

2.	The provider does not, because of moral or religions obligations, provide the service that the Enrollee needs;

3.
The Enrollee needs related services to be performed at the same time; not all related services are available within the INSURER’s network; and the Enrollee’s primary care provider or other provider determines the receiving the services separately would subject the enrollee to unnecessary risk;

4.	The Enrollee has an active relationship with a health care provider who is not on the INSURER’s network but is in the network of another participating health plan that is open to new enrollees;

5.	The INSURER no longer participates in the county in which the enrollee resides;

6.	The Enrollee’s health plan is under a quality improvement plan or corrective action plan relating to quality of care with FHKC; or,

7.	Other reasons, including but not limited to, poor quality of care, lack of access to services or lack of access to providers experienced in providing care needed by Enrollee.

B.	At least every twelve (12) months;

C.	When FHKC grants the Enrollee the right to change health plans without cause, FHKC shall determine the Enrollee’s right to change plans on a case-by-case basis.

2-5	Monitoring by FHKC

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

FHKC will directly or indirectly conduct periodic monitoring of the INSURER’s operations for compliance with the provisions of the Contract and applicable federal and state laws and regulations.

SECTION 3            INSURER RESPONSIBILITIES

3-1           General responsibilities

INSURER shall comply with all provisions of this Contract and its amendments, if any, and shall act in good faith in the performance of the Contract’s provisions.  The INSURER shall develop and maintain written policies and procedures to implement all provisions of this Contract.  INSURER agrees that failure to comply with all provisions of this Contract, applicable federal and state laws and regulations, shall result in the termination of the Contract, in whole or in part, as set forth in this Contract.

3-2           Access to Care

INSURER shall meet or exceed the appointment and geographic access standards for pediatric medical care existing in the community and as specifically provided in this Contract.

INSURER shall maintain a medical network, under staff or contract, sufficient to permit reasonably prompt medical services to all Enrollees in accordance with the terms of this Contract.

3-2-1       Enrollment with a Primary Care Provider (PCP)

INSURER shall offer each Enrollee a choice of Primary Care Providers that meet the credentialing, access and appointment standards of this Contract.  INSURER may auto-assign the Enrollee to a PCP that meets these requirements upon notification of enrollment; however if auto-assignment is utilized, the Enrollee must be permitted the opportunity to select another PCP within INSURER’s network that meets these requirements.

INSURER shall take into consideration, at a minimum, the Enrollee’s last PCP assignment, if known, closest PCP to Enrollee’s home address, zip code location, sibling assignments, and age.

INSURER shall provide each Enrollee the following minimum information within five (5) business days of notification of enrollment:

A.	Notification of Enrollee’s PCP assignment, including contact information for the PCP;

B.	The Enrollee’s ability to select another PCP from INSURER’s network;

C.	A provider directory; and,

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

D.	The procedures for changing PCPs.

3-2-2       Provider Credentialing

A.    Primary Care Providers

INSURER’s primary care provider network shall include only board certified pediatricians and family practice physicians or physician extenders working under the direct supervision of a board certified practitioner to serve as primary care physicians in its provider network.

All primary care physicians must provide covered immunizations to Enrollees.

INSURER may request that an individual Provider be granted an exemption to this requirement by making such a request in writing to FHKC and submitting the proposed Provider’s curriculum vitae and stating a reason why the Provider should be granted an exception. Such requests will be reviewed by FHKC on a case by case basis and a written response will be made to INSURER on the outcome of the request.

A medical home, as defined by the American Academy of Pediatrics, with a board certified pediatrician or family practice physician or an exemption provider, must be identified for each Enrollee.

B.     Facility Standards

Facilities used for Enrollees shall meet applicable accreditation and licensure requirements and meet facility regulations specified by the Agency for Health Care Administration.

C.     Behavioral Health Care and Substance Abuse Providers

INSURER must maintain a provider network either directly or indirectly that includes qualified provider for child and adolescent substance abuse and behavioral health care services.

INSURER and its subcontractors agree to adopt section 394.491, F.S. and Chapter 397, F.S. as guiding principles in the delivery of services and supports to Enrollees with mental health and substance abuse disorders.

INSURER shall ensure that all direct behavioral health services provided to children and adolescents under this Contract are delivered by individuals or entities who meet the minimal licensure and credentialing standards set forth in statutes and rules of the Department of Children and Family Services, the Department of Health, and the Division of Medical Quality Assurance of the Agency for Health Care Administration, pertinent to the treatment and prevention of mental health and substance abuse disorders in children and adolescents.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

INSURER, at a minimum, shall include within its subcontracted behavioral health care resources a psychiatric hospital licensed under Chapter 395, F. S., a crisis stabilization unit licensed under Chapter 394, F. S., and an addiction receiving facility, licensed under Chapter 397, F. S., which an enrolled child or adolescent may access as needed.

INSURER’s provider network shall also include board certified child psychiatrists or practitioners licensed to practice medicine, osteopathic medicine, psychology, clinical social work, mental health counseling, or marriage and family therapy with a minimum of 2 (two) years full-time, post graduate, paid experience providing mental health and/or substance abuse services in a setting that specializes in providing mental health and/or substance abuse services to children and/or adolescents.

3-2-3       Geographical Access

A.    Primary Care Medical Providers

Geographical access to board certified family practice physicians, pediatric physicians, primary care providers or Advanced Registered Nurse Practitioner’s (ARNP), experienced in child health care, of approximately twenty (20) minutes driving time from residence to Provider. This driving time limitation may be reasonably extended in those areas where such limitation with respect to rural residences is unreasonable.  In such instance, INSURER shall provide access for urgent care through contracts with the closest available Providers.

B.     Specialty Care Medical Providers

Specialty medical services, ancillary services and hospital services are to be available within sixty (60) minutes driving time from Enrollee’s residence to Provider. The driving time limitation may be reasonably extended or waived in those areas where such limitation with respect to rural residences is unreasonable.

                3-2-4       Appointment Standards

A.    Definitions

For the purposes of this Section, the following definitions shall apply:

1.
“Emergency care” means the level of care required for the treatment of an injury or acute illness that, if not treated immediately, could reasonably result in serious or permanent damage to the Enrollee’s health.

2.	“Urgently needed care” or “Urgent Care” means the level of care that is required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

3.	“Routine care” means the level of care can be delayed without anticipated deterioration in the Enrollee’s condition for a period of seven (7) calendar days.

4.
“Routine physical examinations” means the Enrollee’s annual physical examination by the Enrollee’s primary care provider in accordance with the schedule established by the American Academy of Pediatrics.

B.     Appointment Access

INSURER shall provide timely treatment for Enrollees in accordance with the following standards:

1.	Emergency care shall be provided immediately.

2.	Urgently needed care shall be provided within twenty-four (24) hours.

3.	Routine care of Enrollees who do not require emergency or urgent care shall be provided within seven (7) calendar days of the Enrollee’s request for services.

4.	Routine physical examinations shall be provided within four (4) weeks of the Enrollee’s request.

5.	Follow-up care shall be provided as medically appropriate.

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access to care different than those deemed acceptable within INSURER’s service area. Rather, FHKC intends that INSURER and its Providers timely and appropriately respond to Enrollee needs, as they are presented, in accordance with standards of care existing within the service area.  In applying these standards, INSURER and Provider shall give due regard to the level of discomfort and anxiety of the Enrollees and their families.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

3-3           Failure to Provide Access

In the event FHKC determines that INSURER or its Providers, has failed to meet the access standards established in this Contract, FHKC shall notify INSURER of its non-compliance. Such notice may be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow INSURER to investigate and respond within five (5) business days for non-emergency care. Response to emergency or urgent non-compliance issues must be immediate upon receipt of notice.

If any such failure to provide access constitutes a material breach of this Contract, as determined by FHKC in its sole discretion, such material breach shall entitle FHKC to unilaterally terminate this Contract.  Termination for material breach shall proceed pursuant to Section 4-18(C).

Upon FHKC identifying a material breach by INSURER, to address the ongoing health care needs of Enrollees, FHKC may direct Enrollees to seek such services outside of INSURER’s Provider network. Should FHKC direct such action, INSURER shall be financially responsible for all such services.

3-4           Integrity of Professional Advice to Enrollees

INSURER must comply with section 457.985, Code of Federal Regulation (CFR) which prohibits INSURER from interfering with the advice of health care professionals to Enrollees and requires that professionals engaged in the performance of INSURER’s duties under this Contract give information about treatments to Enrollees and their families as provided by law.

Likewise, INSURER agrees to comply with section 457.985, CFR and any other applicable federal or state laws and regulations related to physician incentive plans including any disclosure requirements related to such incentive plans.

3-5           Benefits

INSURER agrees to make its provider network available to Enrollees in those counties designated under Section 3-21 and to provide the Comprehensive Medical Care Services in this Contract.

3-6           Claims Payment

INSURER will pay any claims from its offices located at 5404 Cypress Center Drive, Suite 300 Tampa, FL 33609 or any other designated claims office located in its service area.  INSURER will pay clean claims filed within thirty (30) business days or request additional information of the claimant necessary to process the claim.

3-7           Continuation of Coverage upon Termination of this Contract

INSURER agrees that, upon termination of this Contract for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to Enrollees who are then inpatients until such time as Enrollees have been appropriately discharged.  However, INSURER shall not be required to provide such extended benefits beyond twelve (12) calendar months from the date the Contract is terminated.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

If INSURER terminates this Contract at its sole option and through no fault of FHKC, and if on the date of termination an Enrollee is totally disabled and such disability commenced while coverage was in effect, that Enrollee shall continue to receive all benefits otherwise available under this Contract for the condition under treatment which caused such total disability until the earlier of:

A.           Expiration of the contract benefit period for such benefits;

B.	Determination by the Medical Director of INSURER that treatment is no longer medically necessary;

C.	Expiration of twelve (12) months from the date of termination of coverage; or,

D.	Election by a succeeding carrier to provide replacement coverage without limitation as to the disabling condition.

However, these benefits will be provided only so long as the Enrollee is continuously totally disabled and only for the illness or injury which caused the total disability.

For purposes of this section, an Enrollee who is “totally disabled” shall mean an Enrollee who is physically unable to work, as determined by the Medical Director of INSURER, due to an illness or injury at any gainful job for which the Enrollee is suited by education, training, experience or ability.  Pregnancy, childbirth or hospitalization in and of themselves does not constitute “total disability”. In the case of maternity coverage, when an Enrollee is eligible for such coverage and when not covered by a succeeding carrier, a reasonable period of extension of benefits shall be granted.  The extension of benefits shall be limited to the maternity services and newborn care benefits provided under this Contract and shall not be based on total disability.

3-8           Effective Date of Enrollee Coverage

Coverage for every Enrollee shall become effective at 12:01 a.m. EST/EDT, on the first day of the Enrollee’s first coverage month, as determined by FHKC.

3-9           Eligibility

INSURER shall accept those Enrollees which FHKC has determined meet the Program’s eligibility requirements.

A.           Program Eligibility

The following eligibility criteria for participation in the Program must be met:

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

1.
Enrollees must be children who are age five (5) years through eighteen (18) years. Age eligibility shall end on the last day of the month in which the Enrollee attains age nineteen (19).  Age eligibility is based on the Enrollee’s age as of the first day of the coverage month.

2.	Enrollees must meet the eligibility criteria established under section 624.91, F.S. and as implemented by the FHKC Board of Directors.

3.	Eligible Enrollees may enroll during time periods established by FHKC Board of Directors in accordance with section 624.91, F.S.

4.	Determination of eligibility for the Program is made solely by FHKC.

B.            Requests for Eligibility Review

If INSURER has reasonable cause to believe that an Enrollee is not eligible for the Program because that Enrollee should in fact be placed in a different state or federal program for such services which eligibility would render that Enrollee ineligible for the Program, INSURER may request in writing that FHKC review the eligibility of that Enrollee. FHKC shall ensure that all records and findings maintained by FHKC concerning a particular eligibility determination will be made available to INSURER with reasonable promptness to the extent permitted under sections 624.91 and 409.821, F.S. regarding confidentiality of information held by FHKC and the Florida KidCare program.

C.            Eligibility Dispute Process

If after review under this section, INSURER and FHKC dispute whether or not an Enrollee is eligible for the Program, upon payment of a one hundred dollar ($100.00) fee to FHKC from INSURER, FHKC will seek an independent determination of eligibility from the entity administering the comparable federal or state insurance program for which INSURER alleges the Enrollee is eligible.  Both INSURER and FHKC agree to be bound by the response of the entity receiving the request under this provision.  INSURER and FHKC agree that the rights and remedies provided under this section shall be exclusive as to eligibility disputes.

If an Enrollee is determined not to be eligible for the Program and INSURER included that Enrollee in an actuarial memorandum to support a premium or rate modification request under this Contract, then INSURER shall submit to FHKC a revised supporting actuarial memorandum which excludes that Enrollee.

3-10         Enrollee Protections from Collection

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Neither INSURER nor any representative of INSURER shall collect or attempt to collect from an Enrollee any money for services covered by the Program or any monies owed by FHKC to INSURER.

3-11         Enrollment Procedures

Within five (5) business days of receipt of an enrollment file specified under Section 2-2, INSURER shall provide each Enrollee with an enrollment package. The enrollment package shall include, at a minimum, the following items:

A.	A membership card displaying the Enrollee’s name, identification number and effective date of coverage as well as any other information required by state or federal law.

B.
An Enrollee handbook that complies with any federal or state requirements and has been approved by FHKC.  The handbook shall include a description of how to access services, a listing of any Co-Payment requirements, INSURER’s grievance process and the covered benefits. Co-Payment requirements shall specifically explain that in the event the Enrollee fails to pay the required Co-Payment, INSURER may decline to provide non-emergency or non-urgently needed care unless the Enrollee meets the conditions of waiver of Co-Payments described in Attachment D.

C.	A current listing of all participating primary care physicians, specialists and other medical providers that includes the address, office hours and any age limitations for each Provider.

Any cancellation of Enrollees from coverage shall be processed timely by INSURER upon receipt of the monthly enrollment files. INSURER will provide written notice of the effective date of cancellation, by regular mail, to each affected Enrollee within five (5) business days of receipt of such information.

INSURER must also comply with the guidance issued by the Office of Civil Rights of the United States Department of Health and Human Services (“Policy Guidance on Title VI Prohibition against National Origin Discrimination as it Effects Persons with Limited English Proficiency) regarding the availability of information and assistance for persons with limited English proficiency.

3-12         Extended Coverage

Except for terminations resulting from fraud, INSURER agrees to offer individual coverage to all terminated Enrollees without regard to health condition status.

3-12	Fraud and Abuse

3-13-1	Definition of Fraud and Abuse

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

The following acts by a FHKC Applicant, Enrollee or other person are considered Fraud:

A.
Knowingly failing by any false statement, misrepresentation, impersonation, or other fraudulent means, to disclose any material fact necessarily used in making the determination as to such person’s qualification to receive Comprehensive Medical Care Services coverage under the Program;

B.
Knowingly failing to disclose a change in circumstances in order to obtain or continue to receive Comprehensive Medical Care Services under the Program to which he or she is not entitled or in an amount larger than that to which he or she is entitled.

C.	Using or attempting to use, transfer, acquire, traffic, alter, forge, or possess a FHKC identification card to which he or she is not entitled.

D.	Committing any act subject to prosecution under Section 409.814, F.S.

E.	Aiding or abetting another person in the commission of any act under this definition.

3-13-2     Fraud Prevention

INSURER shall have in place appropriate preventative and detection measures which ensure against fraud and abuse as defined in this Contract that complies with all state and federal laws and regulatory requirements, including the applicable provisions of 42 CFR 438.608, 42 CFR 4559(a)(2) and Section 409.814, F.S.

FHKC shall have access to monitor such fraud and abuse prevention activities conducted by INSURER. If INSURER obtains information demonstrating or indicating fraud by subcontractors, Applicants or Enrollees, INSURER shall report its findings to FHKC for investigation.

At a minimum, INSURER’s fraud and abuse program shall include:

A.	A compliance officer with sufficient experience in health care who shall have the responsibility and authority for carrying out the provisions of the Fraud and Abuse policies of procedures of INSURER.
B.	Adequate staffing and resources to investigate unusual incidents and to develop corrective action plans to assist INSURER with preventing and detecting potential Fraud and Abuse activities.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

C.	Submission of INSURER’s Fraud and Abuse policies to FHKC within thirty (30) calendar days of initial execution of this Contract and then annually thereafter by July 1st.

D.	Internal controls and policies and procedures that are designed to prevent, detect, and report known or suspected Fraud and Abuse activities.

E.	Provisions for the investigation and follow-up of any reports notification to FHKC of, including but not limited to, any fraud by subcontractors, Applicants or Enrollees

F.	Cooperation in any investigation by FHKC, State, or Federal entities or any subsequent legal action that may result from such an investigation.

G.	Non-retaliation policies against any individual that reports violations of INSURER’s Fraud and Abuse policies and procedures or suspected Fraud and Abuse.

H.
Distribute written Fraud and abuse policies to its employees in accordance with Section 6032 of the federal Deficit Reduction Act of 2005, including the rights of employees to be protected as whistleblowers.

3-14         Grievances and Complaints

INSURER agrees to provide a grievance process for all Enrollees. Any such grievance process shall be governed by applicable federal and state laws and regulations.

INSURER shall provide to FHKC a copy of INSURER’s current grievance process for Enrollees upon execution of this Contract and then annually by July 1st.  Additionally, INSURER shall provide FHKC with notice of any proposed changes to the process. Such changes must be reviewed and approved by FHKC prior to implementation.

INSURER shall maintain a record of all formal and informal grievances that includes the date, name, nature and disposition of each grievance. INSURER shall provide FHKC with a quarterly report of all grievances and complaints received by INSURER involving Enrollees. The report shall list the number of grievances received during the quarter and the disposition of those grievances. INSURER shall also inform FHKC of any grievances that are referred to the Statewide Subscriber Assistance Panel or its successor prior to their presentation at the panel.

3-15         Indemnification

INSURER agrees to indemnify and hold FHKC harmless from any losses resulting from negligent, dishonest, fraudulent or criminal acts of INSURER, its officers, its directors or its employees, whether acting alone or in collusion with others.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

INSURER shall indemnify, defend and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of negligence or intentional torts by INSURER.

INSURER shall hold Enrollees harmless from all claims for payments of covered services, except Co-Payments, including court costs and attorney fees arising out of or in the course of this Contract pertaining to covered services.  In no case will FHKC or Enrollees be liable for any debts of INSURER.

INSURER agrees to indemnify, defend and hold harmless FHKC, its officers, agents and employees from:

A.
Any claims or losses attributable to a service rendered by any subcontractor, person or firm performing or supplying services, materials, or supplies in connection with the performing or supplying of services, materials or supplies in connection with the performance of this Contract regardless of whether or not FHKC knew or should have known of such improper service, performance, materials or supplies.

B.
Any failure of INSURER, its officers, employees or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether FHKC knew or should have known of such failure.

With respect to the rights of indemnification given herein, INSURER agrees to provide FHKC, if known to INSURER, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition of indemnification.  With respect to the right of indemnification given herein, FHKC agrees to provide to INSURER, if known, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification.

3-16         Insurance

INSURER shall not commit any work in connection with this Contract until it has obtained all types and levels of insurance required and approved by the appropriate state regulatory agencies.  The insurance includes but is not limited to worker’s compensation, liability, fire insurance and property insurance.  FHKC shall be provided proof of coverage of insurance by a certificate of insurance within ten (10) business days of contract execution. Continuing evidence of insurance coverage must be provided to FHKC by July 1st of each year.

FHKC shall be exempt from and in no way liable for any sums of money that may represent a deductible in any insurance policy. The payment of such deductible shall be the sole responsibility of INSURER or subcontractor holding such insurance.  The same holds true of any premiums paid on any insurance policy pursuant to this Contract.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Failure to provide proof of coverage shall constitute a material breach under Section 4-18(C).

3-17         Lobbying Disclosure

INSURER shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of INSURER, subcontractors or any authorized agent.  Certification forms shall be filed by INSURER certifying that no state or federal funds have been or will be used in lobbying activities.

3-18         Medical Records Requirements

INSURER shall require Providers to maintain medical records for each Enrollee under this Contract in accordance with applicable federal and state law.

3-18-1     Medical Quality Review and Audit

FHKC shall conduct an independent medical quality review of INSURER during this Contract term.  The independent auditor’s report will include a written review and evaluation of care provided to Enrollees.  Additional reviews may also be conducted after completion of the baseline review at the discretion of FHKC.  INSURER agrees to cooperate in all evaluation efforts conducted or authorized by FHKC.

3-18-2     Privacy of Medical Records

INSURER shall maintain all individual medical records with confidentiality and in accordance with state and federal guidelines.  INSURER agrees to abide by all applicable state and federal laws governing the confidentiality of minors and the privacy of individually identifiable health information.  INSURER’s policies and procedures for handling medical records and protected health information shall comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended from time to time, and shall include provisions for when an Enrollee’s protected health information may be used or disclosed without consent or authorization.

3-18-3     Requests by Enrollees for Medical Records

INSURER will guarantee that each Enrollee or Applicant for the Enrollee may request and receive a copy of records and information pertaining to that Enrollee in a timely manner.  Additionally, the Enrollee or Applicant may request that such records be corrected or supplemented.

3-19         Membership and Marketing Materials

3-19-1     Use of FHKC and Florida KidCare Marketing Materials

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

INSURER shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC without FHKC’s written consent.  Written authorization must be received for each individual use or activity.

INSURER also may not utilize any marketing materials, logos, trade names, service marks or other materials identifying the Florida KidCare program without obtaining prior written authorization from the state agency holding the rights to such names or marks.

3-19-2     Requirements for Member Materials

INSURER is responsible for all preparation, cost and distribution of member handbooks, plan documents and other membership materials, as well as orientation for Enrollees.  Information must be provided at a reading level of not greater than a fourth (4th) grade comprehensive level.

A.	Cultural Competency

Materials must be appropriate to the population served including, but not limited to, alternate language access in accordance with federal requirements, and must be unique to the Program.

In accordance with 42 CFR 438.206, INSURER shall have a comprehensive written Cultural Competency Plan describing how INSURER will ensure that services are provided in a culturally competent manner to all Enrollees, including those with limited English proficiency.  The Cultural Competency Plan must describe how the INSURER, its providers, employees and systems will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes, affirms, and respects the worth of the Enrollee and protects and preserves the dignity of each.

INSURER shall submit its plan under this Section upon execution of this Contract for approval by FHKC.

B.	Translation Services

INSURER is required to provide oral translation services of information to any Enrollee who speaks any non-English language regardless of whether an Enrollee speaks a language that meets the threshold of a prevalent non-English language.  INSURER is required to notify Enrollees of the availability of oral interpretations services and to inform them of how to access such services.  There shall be no charge to the Enrollee for translation services.

C.	Minimum Requirements for Member Notifications

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

                At a minimum, INSURER shall ensure that all Enrollees are made aware of the following:

1.	The rights and responsibilities of both the Enrollee and INSURER;

2.	The role of the PCP;

3.	What to do in an emergency or urgent medical situation;

4.	How to request a Grievance, Appeal or contact the Subscriber Assistance Panel;

5.	How to report fraud and abuse;

6.	Procedures for referrals and prior authorizations, including prescription coverage;

7.	How to acquire behavioral health and substance abuse services;

8.	Any additional telephone numbers or contact information for reaching INSURER; and,

9.	Eligibility compliance requirements under the Program, specifically for payment of premiums and renewal.

D.	FHKC Approval and Review

All Enrollee handbooks, forms and member materials must be approved by FHKC prior to distribution.  In addition, INSURER agrees to annually provide FHKC with a copy of all previously approved membership materials for review by July 1st.

E.	Direct Marketing Restrictions

INSURER may engage in marketing activities subject to the prior written review and approval of any such events, materials and activities by FHKC. INSURER will submit scheduled events at least one (1) week in advance of the event if materials for such event have not been previously approved by FHKC. All other events must be approved at least twenty-four (24) hours in advance. INSURER will use only marketing materials which have been approved in writing by FHKC.

INSURER may also implement retention efforts directed at its current Enrollees subject to the review and written approval of FHKC.

F.	Use of Insurer’s Name

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

INSURER consents to the use of its name in any marketing and advertising or media presentations describing FHKC which are developed and disseminated by FHKC. INSURER reserves the right to review and concur in any such marketing materials prior to dissemination.

3-20         Notification Requirements

A.           Immediate Notification Requirements

INSURER shall immediately notify FHKC in writing of:

1.	Any judgment, decree or order rendered by any court of any jurisdiction or Florida administrative agency enjoining INSURER from the sale or provision of services under Chapter 641, Part II, F.S.

2.	Any petition by INSURER in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, F.S. or an admission seeking relief provided therein.

3.	Any petition or order of rehabilitation or liquidation as provided in Chapter 631 or 641, F.S.

4.	Any order revoking INSURER’s Certificate of Authority.

5.	Any administrative action taken by the Department of Financial Services, Office of Insurance Regulation or the Agency for Health Care Administration in regard to INSURER.

6.	Any medical malpractice action filed in a court of law in which an Enrollee is a party (or in which Enrollee’s allegations are to be litigated).

7.	The filing of an application for change in ownership that is greater than five percent (5%) with the Florida Department of Financial Services or the Office of Insurance Regulation.

8.
Any pending litigation or commencement of legal action involving INSURER in which liability for or INSURER’s obligation to pay could exceed five hundred thousand dollars ($500,000.00) or ten percent (10%) of INSURER’s surplus.

B.           Monthly Notification Requirements

INSURER shall inform FHKC monthly of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Enrollees on its panels.  FHKC may require INSURER to provide FHKC with evidence that its provider network continues to meet the access to care requirements under this Contract.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

3-21         Premium Rate Provisions

3-21-1     Premium Rate

The premium rate charged for the provision of Comprehensive Medical Care Services for October 1, 2009 through September 30, 2010 shall be as follows:

As to HealthEase:

COUNTY	PER MEMBER PER MONTH
Bay	$120.21
Citrus	$97.90
Clay	$100.41
Duval	$97.33
Martin	$104.23
Nassau	$100.29
Washington	$119.61

                As to StayWell:

COUNTY	PER MEMBER PER MONTH
Broward	$117.46
Miami-Dade	$106.63
Hernando	$111.97
Hillsborough	$101.46
Lee	$121.40
Orange	$116.49
Osceola	$87.86
Palm Beach	$92.01
St. Lucie	~~$98.09~~  $98.90 _________FHKC /s/ HS INSURER

3-21-2     Additional Requirements for Premium Rates

A.	Minimum Medical Loss Ratio

The minimum medical loss ratio shall be eighty-five (85%) percent.

INSURER must submit a quarterly medical loss ratio report with results presented by month with claims incurred to date, by county as well for INSURER’s entire block of business covered under this Contract.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

This ongoing report should be updated each quarter to include any updated claims information received since the prior quarterly report.

The report is due by the end of the second month following the close of the quarter as follows:

January 1 – March 30:	May 31st
April 1 – June 30:	August 31st
July 1 – September 30:	November 30th
October 1 – December 31:	February 28th

If the reporting deadline falls on a holiday or weekend, the report is due on the next business day.

B.	Maximum Administrative Component

The maximum administrative component shall not exceed fifteen (15%) percent.

3-21-3     Experience Adjustment

In the event that the actual medical loss ratio (MLR) that the INSURER achieves for this CONTRACT is better than eighty five percent (85%), calculated in the same manner as the premium development and allocation methodology utilized in INSURER’s ITN response. INSURER shall return to FHKC a share of the dollar difference between the INSURER’s actual MLR for said period and the projected minimum MLR of eighty five percent (85%) based on the following tiered Experience Adjustment schedule:

A.            Tier I:  MLR of 84.99 to 82.00 Percent:                       50% to FHKC
                (84.99% to 82.00%)

B.             Tier II:  MLR of 81.99 Percent or Less:                     100% to FHKC
(81.99% or less)

If INSURER’s actual MLR is less than eighty-five percent (85%) during a Contract Year, but not lower than eighty two percent (82%), INSURER shall return to FHKC fifty percent (50%) of the difference between the actual MLR and the projected minimum MLR of eighty five percent (85%), pursuant to sub-paragraph 3-21-3A Tier I.

If INSURER’S actual MLR is less than eighty-two percent (82%) during any Contract Year, INSURER shall return to FHKC the sum of the Tier I and Tier II experience adjustment pursuant to sub- paragraph 3-21-3A and B, as follows:

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

               1)              fifty percent (50%) of the difference between INSURER’s actual MLR of eighty-two percent (82%) and the minimum MLR of eighty-five percent (85%), and

2)	one hundred percent (100%) of the difference between INSURER’s actual MLR and the Tier II maximum MLR of eighty-two percent (82%).

INSURER shall provide FHKC with a written copy of its findings for each Contract year by April 1st.  If any payments are due under this provision, INSURER shall forward such payment within thirty (30) days of its written notification. INSURER may be subject to audit or verification by FHKC or its designated agents.

FHKC shall determine the adequacy of the information supplied under this section and whether or not the calculation has been accurately performed.

The calculation shall be reported in a format approved by FHKC and FHKC may also request supporting documentation. After receipt of INSURER’S submission, FHKC may request that the calculation also be provided on a county by county basis.

INSURER’S submission must include the following minimum information:

Insurer Name:
Contract Year:
Counties Included in Calculation:

Total Premiums Paid to INSURER during Contract Year: $
Actual Incurred Claims for Contract Year:                                      $
Medical Loss Ratio Achieved:                                                        %

Apply adjustment percentage in accordance with Section 3-21-3.

Amount Due to FHKC:                                                                      $

3-22         Premium Rate Modifications

INSURER shall provide an actuarial memorandum to FHKC supporting any premium rate adjustment requested under this section prior to any adjustment taking effect.

3-22-1     Annual Adjustment Request

Upon request by INSURER, the Board of Directors of FHKC may approve an annual adjustment to the premium rate. Prior to any submission deadline, FHKC will provide INSURER with any trend information or other actuarial standards that may be applied to any rate requests by FHKC’s consulting actuary during the review process.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Each adjustment request must meet all of the following conditions:

A.	Any request to adjust the premium rate for the upcoming Contract Year must be received by FHKC by April 1st (first).

B.	INSURER’S request for an adjustment must be accompanied by a supporting actuarial memorandum which includes a breakdown of the rate utilizing the following categories:

Primary Care Physicians
Specialty Care
Hospital Inpatient
Hospital Outpatient
Pharmacy
Durable Medical Equipment
Behavioral Health
Substance Abuse
Other Services (Provide details)
Administration

C.	Any proposed premium rate adjustment must include all counties covered by the currently approved premium rate and be presented in the same format as submitted by INSURER under the ITN process.

D.
The proposed premium rate shall not be excessive or inadequate in accordance with the standards established by the Department of Financial Services or the Office of Insurance Regulation for such determination.

E.	All approved rate adjustment requests under this Section are effective October 1st through September 30th

F.
Non-compliance with any reporting requirements under this Contract may result in the denial of a rate adjustment request submitted by INSURER at FHKC’s sole discretion, and such denial is not subject to the provisions of Section 3-22-2.

3-21-2     Annual Premium Rate Adjustment Denials

In the event that INSURER’s annual premium rate adjustment is denied by the Board of Directors of FHKC, and INSURER desires to appeal such decision, INSURER may request that an independent actuary be retained to determine whether or not the proposed rate is excessive or inadequate.

A.
Any request for a review of a denied premium rate must be submitted by INSURER to FHKC in writing within fourteen (14) calendar days of the date of the board meeting in which the Board of Directors denied the premium rate request.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

B.
Within fourteen (14) calendar days of receipt of such request, FHKC shall provide INSURER with a list of three (3) qualified, independent actuaries and also provide the curriculum vitae for each proposed independent actuary.  INSURER shall select an independent actuary from the list provided by FHKC no later than fourteen (14) calendar days following receipt of all information from FHKC.

FHKC shall ensure that none of the three (3) qualified independent actuaries offered for selection has a working or personal relationship with FHKC’s contracted actuary. INSURER shall ensure that the actuary selected from the three (3) qualified, independent actuaries received from FHKC does not have a historical or current working relationship with INSURER or any working or personal relationship with an employee of INSURER or a Consultant/Contractor of INSURER involved in the course of this review or the original filing for a rate increase outside the scope of this project.

C.	The Letter of Engagement will be executed by the selected independent actuary, FHKC and INSURER.

D.	FHKC and INSURER are financially responsible for the fees incurred by the independent actuary for this dispute process and shall each pay fifty percent (50%) of the total costs.

E.
All communications after execution of the Letter of Engagement and up through the submission of the final report by the independent actuary shall include both FHKC and INSURER, no communication may take place between the contracted independent actuary and just one (1) of the other parties.  If such communication takes place, the independent actuary will be disqualified and the Letter of Engagement terminated, immediately, and the review process begins again with a different independent actuary, pursuant to this section.

F.
The selected independent actuary will only review the original rate request as filed by INSURER, any reports developed by FHKC or FHKC’s consulting actuary and any supplemental communications regarding the proposed rate in existence prior to denial of the rate by the FHKC board of directors.  No new information may be considered during the review process, unless both FHKC and INSURER in writing agree to the provision of such information.

G.	In conducting the review, the independent actuary may:

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

1.	Uphold the rate requested by INSURER; or
2.	Deny the rate requested by INSURER.

If the independent actuary denies the rate requested by the INSURER, the independent actuary may recommend a revised rate.  In no event may the independent actuary’s recommended rate be higher than the original rate requested by the INSURER.

Acceptance of the revised rate is at the discretion of the FHKC Executive Director after consulting with FHKC’s actuary.  If the revised rate is denied by the Executive Director, the premium rate shall continue at the previous, most recently approved rate.  INSURER may submit a written request for a review of that determination at the next regularly scheduled meeting of the FHKC Board of Directors following the Executive Director’s decision.

H.
The independent actuary’s findings as described in Paragraph G of this Section must be in writing and communicated to both FHKC and INSURER within thirty (30) calendar days after execution of the Letter of Engagement by all parties.

I.
The effective date of any premium rate adjustment based upon the actuary’s determination shall be October 1st (first) or the first of the month following receipt of the independent actuary’s findings, whichever occurs first.

J.
The findings of the independent actuary to either uphold or deny the rate will be binding.  However, if the independent actuary finds that the rate should be denied, then at the discretion of the Executive Director:

1.	if the independent actuary provides a new recommended rate, the recommended revised rate may be implemented; or
2..	The previous, most recently approved rate may be continued for the upcoming Contract Year.

3-21-3     Change in Benefit Schedule

INSURER understands that changes in federal and state law may require amendments to the Enrollee Benefit Schedule during the Contract term.  Should such changes be necessary, FHKC shall notify INSURER in writing of the required change and INSURER shall have thirty (30) days to agree to the amended benefit schedule.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

If the change in the benefit schedule results in a reduction in a benefit level or increases in co-payments, FHKC may require that INSURER reduce its premium rate by an amount actuarially equivalent to the benefit reduction.

If benefits or co-payments are modified under this Section, INSURER may submit a request for a rate adjustment to accommodate this modification. Final determination of the INSURER’s compliance under this Section shall be made by FHKC and shall not be subject to the provisions of Section 3-22-2.

 If INSURER elects not to implement the necessary change, FHKC may terminate this Contract by providing INSURER with a written notice of intent to terminate and include a termination date of not less than ninety (90) days from the date of the written notification or earlier if required by law.

3-22-4     Specialty Fee Arrangements

FHKC shall have the right to negotiate specialty fee arrangements with non-INSURER affiliated providers and make such rates available to INSURER.  In such cases, if there is a material impact on the premium rate, it will be adjusted by INSURER in a manner consistent with sound actuarial practices.

3-23         Quality Management

3-23-1     Quality Improvement Plans

INSURER shall have an ongoing Quality Improvement Plan (QIP) that objectively and systematically monitors and evaluates the quality and appropriateness of care and services rendered, thereby promoting Quality of Care and quality patient outcomes in service performance to its Enrollees.  QIP’s must meet all the requirements set forth under this Section.

A.	INSURER shall develop and submit to FHKC a written QIP within thirty (30) calendar days from execution of the Contract and resubmit such plan by July 1st of each year for written approval.
B.
INSURER’s written policies and procedures shall address components of effective health care management including, but not limited to, anticipation, identification, monitoring, measurement, evaluation of Enrollees’ health care needs, and effective action to promote quality of care.

C.
INSURER shall define and implement improvements in processes that enhance clinical efficiency, provide effective utilization, and focus on improved outcome management achieving the highest-level of success.

D.	INSURER’s QIP shall demonstrate in its care management, specific interventions to better manage the care and promote healthier Enrollee outcomes.
E.
INSURER shall cooperate with FHKC and any external quality review organization or entity contracted with FHKC for such reviews.  FHKC shall establish the methodology and standards for quality improvement that comply with any federal and state laws or regulations.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

3-23-2     Quality Improvement Plan Committee

INSURER shall have a QIP Committee.  INSURER’s Medical Director shall serve as either the Chairman or Co-chairman of the QIP Committee.  Other Committee members shall be selected by INSURER but must include 1) the Quality Director; 2) the Grievance Coordinator; 3) the utilization Review Manager; 4) the Credentialing Manager; 5) the Risk Manager\Infection Control Profession (if applicable); 6) Advocate Representation (if applicable); 7) Provider Representation, either through providers serving on the Committee or through a provider liaison position such as a representative from the network management department.  The Committee shall meet on a regular periodic basis, no less than quarterly.

3-24         Records Retention and Accessibility

A.
INSURER agrees to maintain books, records and documents in accordance with generally acceptable accounting principles which sufficiently and properly reflect all expenditures of funds provided by FHKC under this Contract.

B.
INSURER shall have all records used or produced in the course of the performance of this Contract available at all reasonable times for inspection, review, audit or copying to FHKC, any vendor contracted with FHKC or any state or federal regulatory agency as authorized by law or FHKC.  Access to such records will be during normal business hours and will be either through on-site review of records or through the mail. These records shall be retained for a period of at least five (5) years following the term of this Contract, except if an audit is in progress or audit findings are yet unresolved, in which case records shall be kept until all tasks are completed.

C.
INSURER agrees to cooperate in any evaluative efforts conducted by FHKC or an authorized subcontractor of FHKC both during and for a period of at least five (5) years following the term of this Contract.  These efforts may include a post-Contract audit.

D.
Additionally, INSURER agrees to provide to FHKC, by July 1st (first) each year, an audited financial statement for INSURER’S preceding fiscal year.  If such is not customarily available in the ordinary course of INSURER’S business, then a written statement from an accountant verifying the financial stability of INSURER shall be submitted and be subject to the approval of the FHKC Board of Directors.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

E.	INSURER shall include all the requirements of this subsection in all approved subcontracts and assignments and INSURER agrees to require subcontractors and assignees to meet these requirements.

It is expressly understood that evidence of INSURER’S refusal to substantially comply with this provision or such failure by INSURER’S subcontractors, assignees or affiliates performing under this Contract shall constitute a material breach and renders this Contract subject to unilateral cancellation by FHKC.

3-25         Refusal of Coverage

INSURER shall not refuse to provide coverage to any Enrollee on the basis of past or present health status.

3-26         Regulatory Filings

INSURER will forward all regulatory filings relating to this Contract to FHKC for its review and approval. Once such regulatory filings are approved, FHKC will submit such filings to the extent required by law or as desired by FHKC to the Department of Financial Services or other appropriate regulatory entity on INSURER’s behalf.

3-27         Reporting Requirements

INSURER shall comply with all reporting requirements under this Contract in the manner and timeframes specified for each report and as listed under Attachment E.

INSURER shall also provide quarterly encounter and claims data for all services rendered under this Contract including any services provided by contracted Providers. Such data shall be submitted on a quarterly basis utilizing a process and format established by FHKC. FHKC may amend the process, format or requirements during the Contract term and INSURER shall incorporate any such changes no later than the third (3rd) quarter’s report after notification of such changes by FHKC.

INSURER is responsible for guaranteeing that all subcontractors comply with these reporting requirements.  INSURER also agrees to attest to the accuracy, completeness and truthfulness of claims and payment data that are submitted to FHKC under penalty of perjury.  Access to Enrollee claims data by FHKC, the State of Florida, the federal Centers for Medicare and Medicaid Services and the Department of Health and Human Services Inspector General will be allowed to the extent permitted by law.

The timetable for the delivery of quarterly statistical reports is as follows:

Encounters and Claims Processed During:	Claims Data Due to FHKC by:
January 1st – March 31st	April 15th
April 1st – June 30th	July 15th
July 1st – September 30th	October 15th
October 1st – December 31st	January 15th

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Failure to provide these reports in a timely manner shall constitute a material breach as defined under Section 4-18(C).

INSURER may be required to provide FHKC information or data that is not specified under this Contract in order to comply with federal or state law or regulatory requirements.  In such instances, and at the direction of FHKC, INSURER shall fully cooperate with such requests and furnish all information in a timely manner, in the format in which it is requested.  INSURER shall have at least thirty (30) calendar days to fulfill such ad hoc reporting requests.

3-28         Subrogation Rights

In the event INSURER provides medical services or benefits to Enrollees who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, INSURER shall be entitled to seek reimbursement from the Enrollee or third party, at the prevailing rate, for the reasonable value of the services or benefits provided.  INSURER shall not be entitled to reimbursement in excess of the Enrollee’s monetary recovery for medical expenses provided from the third party.  INSURER is solely responsible for the coordination of benefits with any other third party payor in accordance with section 624.91, F.S. Nothing in this section as to coordination of benefits shall limit the Enrollee’s right to receive direct health services under this Contract.

3-29         Termination of Participation

An Enrollee’s coverage under this Program shall terminate on the last day of the month in which the Enrollee:

A.	Ceases to be eligible to participate in the Program;

B.	Establishes residence outside of the service area; or

C.	Is determined to have acted fraudulently as fraud is defined in this Contract.

Termination of coverage and the effective date of that termination shall by determined solely by FHKC.

3-30         Use of Subcontractors or Affiliates

INSURER may contract with subcontractors or affiliates to deliver services under this Contract subject to the following conditions.

A.	INSURER identified the subcontractor or affiliate in its response to the ITN covered by this Contract.

B.
INSURER has provided FHKC with a copy of the current contract or other written agreement and any amendments for services under this Contract between INSURER and the subcontractor or affiliate. FHKC shall have the right to withhold its approval of any such contracts, agreements and amendments.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

C.	INSURER’S Contract with the subcontractor or affiliate fully complies with all terms and conditions of this Contract between INSURER and FHKC.

D.
INSURER agrees to provide FHKC with timely notice of termination of such agreements with any subcontractor or affiliate.  On a quarterly basis, INSURER shall provide FHKC with an attestation as to the adequacy of the INSURER’s network.

E.
INSURER shall provide FHKC with timely notice of INSURER’S intent to contract with any new subcontractors or affiliates for services covered under this Contract.  Prior to execution, INSURER shall forward for FHKC’s review and approval any proposed agreement for services with subcontractors or affiliates.

F.
By July 1st each year, INSURER agrees to provide FHKC with an annual report listing, for the previous calendar year, all subcontractors or affiliates that performed services under this Contract for INSURER.

All agreements between INSURER and its subcontractor or affiliates to provide services under this Contract shall be reduced to writing and shall be executed by both parties. All such agreements shall also be available to FHKC within seven (7) business days of request for production.

Failure of INSURER to comply with the provisions of this section shall constitute a material breach as provided under Section 4-18(C) of this Contract.

3-31         Reimbursement Requirements

3-31-1     Out of Network Providers

Unless otherwise provided for under this contract, where an Enrollee utilizes services available under this contract other than emergency services from a non-contract Provider, INSURER shall not be liable for the cost of such utilization unless INSURER has referred the Enrollee t o the non-contract or out of network Provider or authorized such out of network services.  INSURER shall provide Enrollee with timely approval or denial of authorization of out of network use through the assignment of a prior authorization number or other such process as may be approved by FHKC.  Enrollee shall be liable for the cost of such unauthorized use of contract-covered services from non-contract providers.

If INSURER has granted prior authorization for out of network services that are covered under this Contract or in the case of emergency services, INSURER is responsible for the payment of claims incurred as a result of those services.  Enrollee shall be responsible only for any applicable co-payment as provided for under Attachment D.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

INSURER shall also be responsible for any claims or costs incurred for services rendered by out of network providers to Enrollees that have been directed by FHKC to seek such services under Section 3-3.

3-31-2	Reimbursement to Federally Qualified Health Centers and Rural Health Clinics

As required under the federal Children’s Health Insurance Program Re-Authorization Act of 2009, to the extent that INSURER contracts for covered services with a FQHC or RHC, INSURER shall reimburse such entities at an amount not less than the reimbursement level provided under the Medicaid Prospective Payment System for a FQHC or RHC.

SECTION 4         GENERAL TERMS AND CONDITIONS

4-1           Amendment

This Contract may be amended by mutual written consent of the parties at any time. This Contract shall automatically be amended to the extent necessary from time to time to comply with state or federal laws or regulations or the requirements of FHKC’s contract with the Agency for Health Care Administration (AHCA) upon notice by FHKC to INSURER to that effect.

4-2           Assignment

This Contract and the monies that may become due under it may not be assigned by INSURER without the prior written consent of FHKC.  Any purported assignment without such consent shall be deemed null and void.

FHKC may assign this Contract and the monies that may become due under it. Prior to any such assignment, FHKC shall provide at least ninety (90) days written notice to INSURER indicating its intention to assign the Contract. INSURER may elect to terminate the Contract at the end of the next Contract term by providing written notice to FHKC at least one-hundred and twenty (120) calendar days before the end of the Contract term unless otherwise required by law.

4-3	Attachments

Attachments A through F are all incorporated into this Contract by reference.  In any conflict between these Attachments and this Contract, the Contract provision shall control.

4-4	Attorney Fees

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

In the event of any legal action, dispute, litigation or other proceeding with relation to this Contract, FHKC shall be entitled to recover from INSURER its attorney fees and costs incurred, whether or not suit is filed, and if filed, at both trial and appellate levels.  Legal actions are defined to include administrative proceedings.  It is understood that the intent of this provision is to protect the Enrollees who receive health insurance benefits through the Program and rely upon the continuation of the Program.

4-5           Bankruptcy

FHKC shall have the absolute right to elect to continue or terminate this Contract, at its sole discretion, in the event INSURER or any of its approved subcontractors file a petition for bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act. INSURER shall give FHKC notice of the intent to petition for bankruptcy or reorganization or arrangement at the time of the filing and immediately provide a copy of such filing to FHKC. FHKC shall have thirty (30) calendar days upon receipt of such notice to elect continuation or termination of this Contract.

4-6           Change of Controlling Interest

FHKC shall have the absolute right to elect to continue or terminate this Contract, at its sole discretion, in the event of a change in the ownership or controlling interest of INSURER or any of its approved subcontractors.  INSURER shall give FHKC notice of regulatory agency approval, if applicable, prior to any transfer or change in control. FHKC shall have thirty (30) calendar days to elect continuation or termination of this Contract upon receipt of such notice.

4-7           Confidentiality

INSURER shall treat all information, particularly personal or identifying information relating to Applicants or Enrollees that is obtained through its performance under this Contract, as confidential information to the extent confidential treatment is provided under state and federal laws including sections 624.91 and 409.821, F.S. regarding confidentiality of information held by FHKC and the Florida KidCare Program.  INSURER shall not use any information obtained in any manner except as necessary for the proper discharge of its obligations and to secure its rights under this Contract.  Such information shall not be divulged without written consent of FHKC, the Applicant or the Enrollee.  This provision does not prohibit the disclosure of information in summary, statistical or other form which does not identify particular individuals.

INSURER and FHKC mutually agree to maintain the integrity of all proprietary information to the extent provided under the law.  Neither party will disclose or allow others to disclose proprietary information as determined by law by any means to any person without prior written approval of the other party.  All proprietary information will be so designated.  This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the Program.

INSURER understands that FHKC may be subject to the Florida Public Records Act, Section 119.07, F.S. and therefore all such information may be considered a public record and open to inspection. Thus, unless otherwise confidential or exempted by law, INSURER shall allow public access to all documents, papers, letters, electronic correspondence or other material subject to the provisions of Chapter 119, F.S. and made or received by INSURER in conjunction with this Contract.  However, INSURER agrees to advise FHKC prior to the release of any such information.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

4-8           Conflicts of Interest; Non-Solicitation

4-8-1       Conflicts of Interest

INSURER confirms that to the best of its knowledge, the responsibilities and duties assumed pursuant to this Contract are not in conflict with any other interest to which INSURER is obligated or from which INSURER benefits.  Further, INSURER agrees to inform FHKC immediately after becoming aware of any conflicts of interest which it may have with the interests of FHKC, as set forth in this Contract and which may occur in the future.

Within ten (10) days of contract execution, INSURER shall submit the attached disclosure form identifying any relationships, financial or otherwise with any FHKC Board Member, FHKC Ad Hoc Board Member or any employee of FHKC.

4-8-2	Gift Prohibitions

In accordance with FHKC Corporate Policies, INSURER affirms its understanding that FHKC Board Members, FHKC Ad Hoc Board Members and FHKC Employees are prohibited from accepting any gifts, including but not limited to, any meal, service or item of value even de minimus from those entities that conduct or seek to conduct business with FHKC.

4-8-3       Non-Solicitation

INSURER recognizes and acknowledges that as a result of this Contract INSURER will come into contact with employees of FHKC and that these employees have received considerable training by FHKC.  INSURER agrees not to solicit, recruit or hire any individual who is employed by FHKC during the term of this Contract.  This prohibition shall be in effect for both the term of this Contract and twelve (12) months immediately following its termination.

4-9           Effective Dates

1.	This Contract shall begin on October 1, 2009 (“Commencement Date”).

2.	This Contract shall end on September 30, 2010.

This Contract may be extended at FHKC’s discretion for a maximum of two (2) one (1) year additional periods beyond the initial term indicated above.  FHKC agrees to notify INSURER by June 1, 2010, if FHKC does not intend to exercise the first one (1) year extension option; and by June 1, 2011 if FHKC has the prior extension and FHKC does not intend to exercise the final one (1) year extension. In no event shall this contract extend beyond September 30, 2012.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

FHKC may exercise the renewal options of this Contract in whole or in part.

Upon the expiration of the Contract, should FHKC choose to use another vendor, INSURER shall ensure a smooth transition.

4-10         Entire Understanding

This Contract with all Attachments incorporated by reference embodies the entire understanding of the parties relating to the subject matter of this Contract, and supersedes all other agreements, negotiations, understanding, or representations, verbal or written, between the parties relative to the subject matter hereof.

4-11         Force Majeure

Neither party shall be responsible for delays of failure in performance of its obligations under this Contract resulting from acts beyond the control of the party.  Such acts shall include, but are not limited to, blackouts, riots, acts of war, terrorism, epidemics, government regulations on statutory amendments adopted following the date of execution of this Contract, fire communication line failure, computer hardware failure, computer executive software failure, power failure or shortage, fuel shortages, hurricanes or other natural disasters.

4-12         Governing Law; Venue

This Contract shall be governed by applicable state and federal laws and regulations as such may be amended during the term of the Contract, whether or not expressly included or referenced in this Contract.

INSURER agrees to comply with the following provisions as such may from time to time be amended during the term of this Contract:

A.	Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color or national origin.

B.	Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

C.	Title XI of the Education Amendments of 1972, as amended 29, U.S.C. 601 et seq., which prohibits discrimination on the basis of sex.

D.	The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

E.
Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

F.	The American Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires accommodation for persons with disabilities.

G.	Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act.

H.
OMB Circular A-110 (Appendix A-4) which identifies procurement procedures which conform to applicable federal law and regulations with regard to debarment, suspension, ineligibility, and involuntary exclusion of contracts and subcontracts and as contained in Attachment A of this Contract.  Covered transactions include procurement contracts for services equal to or in excess of one hundred thousand dollars ($100,000.00) and all non-procurement transactions.

I.             Title XXI of the federal Social Security Act.

J.             All applicable state and federal laws and regulations governing FHKC.

K.	All regulations, guidelines and standards as are now or may be lawfully adopted under the above statutes.

INSURER agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this Contract and such compliance is binding upon INSURER, its successors, transferees and assignees for the period during which services are provided.  INSURER further agrees that all contractors, subcontractors, subgrantees or others with whom it arranges to provide goods, services or benefits in connection with any of its programs and activities are not discriminating against either those whom they employ nor those to whom they provide goods, services or benefits in violation of the above statutes, regulations, guidelines and standards.

It is expressly understood that evidence of INSURER’S refusal or failure to substantially comply with this section or such failure by INSURER’S subcontractors or anyone with whom INSURER affiliates in performing under this Contract shall constitute a material breach and renders this Contract subject to unilateral cancellation by FHKC.

Any legal action with respect to the provisions of this Contract shall be brought in federal or state court in Leon County, Florida.

4-13         Independent Contractor

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

The relationship of INSURER to FHKC shall be solely that of an independent contractor.  The parties acknowledge and agree that neither party has the authority to make any representation, warranty or binding commitment on behalf of the other party, except as expressly provided in this Contract or as otherwise agreed to in writing by the parties, and nothing contained in this Contract shall be deemed or construed to (i) create a partnership or joint venture between the parties or any affiliate, employee or agent of a party; or (ii) constitute any party or any employee or agent of a party as an employee or agent of the other party.

4-14         Name and Address of Payee

The name and address of the official payee to whom the payment shall be made:

For INSURER:       WellCare of Florida, Inc.
Name:                     Robert Diaz, Vice President, Regulatory Affairs and Quality
Assurance
Address:                5404 Cypress Center Drive, Suite 300, Tampa, FL 33609
Email:                      robert.diaz@wellcare.com

4-15         Notice and Contact

All notices required under this section shall be in writing and may be delivered by certified mail with return receipt requested, by facsimile with proof of receipt, by electronic mail with proof of receipt or in person with proof of delivery.

Notice required or permitted under this Contract shall be directed as follows:

For FHKC:
Jennifer Kiser Lloyd
Florida Healthy Kids Corporation
661 East Jefferson Street, 2nd Floor
Tallahassee, FL 32301
(850) 224-5437 (Phone)
(850) 224-0615 (Fax)
lloydj@healthykids.org

For INSURER:       Wellcare of Florida, Inc.
Name:                     Robert Diaz, Vice President, Regulatory Affairs and Quality
Assurance
Address:                5404 Cypress Center Drive, Suite 300, Tampa, FL 33609
Email:                      robert.diaz@wellcare.com

In the event that different contact persons are designated by either party after execution of this Contract, notice of the name and address of the new contact will be sent to the other party and be attached to the originals of this Contract.

4-16         Severability

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

If any of the provisions of this Contract are held to be inoperative by a court of competent jurisdiction, such a provision shall be severed from the remaining provisions of the Contract which shall remain in full force and effect.

4-17	Survival

The provisions of the following sections: Records Retention and Accessibility; Attorney Fees; Confidentiality; Conflicts of Interest; Non-Solicitation and Governing Law; Venue shall survive any termination of this Contract.

4-18         Termination of Contract

A.            Termination for Lack of Funding

This Contract is subject to the continuation and approval of funding to FHKC from state, federal and other sources.  FHKC shall have the absolute right, in its sole discretion, to terminate this Contract if funding for the Program is to be changed or terminated such that this Contract should not be sustained.  FHKC shall send INSURER notice of termination and include a termination date of not less than thirty (30) calendar days from the date of the notice.

B.	Termination for Lack of Payment or Performance

If FHKC fails to make payments in accordance with the schedule included in this Contract, INSURER may suspend work and pursue the appropriate remedies for FHKC’s breach of its payment obligations. INSURER must provide FHKC at least thirty (30) calendar days written notice of any suspension due to lack of payment and allow FHKC an opportunity to correct the default prior to suspension of work.

If INSURER fails to make timely progress on the objectives of this Contract or fails to meet the deliverables described under this Contract in the time and manner prescribed, FHKC may terminate this Contract on not less than thirty (30) calendar days notice either in whole or in part.  At its discretion, FHKC may allow INSURER to cure any performance deficiencies prior to final termination.

C.                Termination for Material Breach

In the event INSURER materially breaches this Contract, FHKC shall give INSURER notice of such breach and INSURER shall have thirty (30) calendar days from receipt of this notice to cure the breach or at FHKC’s sole discretion, permit the INSURER to submit a corrective action to cure the breach.

If the breach is not cured to the satisfaction of FHKC and FHKC elects to terminate this agreement either in whole or in part, the notice of termination shall be sent in accordance with the notification requirements of this Contract. The notice of termination shall specify the nature of the termination, the extent to which performance of work under the Contract is termination and the date on which such termination shall become effective.  The notice of termination shall specify the nature of the termination, the extent to which performance of work under the Contract is terminated, and the date on which such termination shall become effective. FHKC may terminate this Contract upon no less than twenty-four (24) hours notice.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Waiver of breach of any provision of this Contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Contract.

D.            Termination upon Revision of Applicable Law

FHKC and INSURER agree if federal or state revisions of any applicable laws or regulations restrict FHKC’s ability to comply with the Contract, make such compliance impracticable, frustrate the purpose of the Contract or place the Contract in conflict with FHKC’s ability to adhere to its statutory purpose, FHKC may unilaterally terminate this Contract.  FHKC shall send INSURER notice of termination and include a termination date of not less than thirty (30) calendar days from the date of notice.

E.             Termination by FHKC

Notwithstanding any other termination provisions, FHKC may terminate this Agreement or any part of this Agreement, without penalty or cost to FHKC, at its convenience, and such termination will be effective at such time as is determined by FHKC.

TWO (2) SIGNATURE PAGES FOLLOW

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

IN WITNESS WHEREOF, the parties have caused this Contract, to be executed by their undersigned officials as duly authorized.

FOR
HealthEase of Florida, Inc.

/s/ Heath Schiesser
PRINTED NAME OF SIGNATURE ABOVE:  Heath Schiesser
TITLE:     President & CEO
DATE SIGNED: 29 September 2009

STATE OF FLORIDA          )

COUNTY OF Hillsborough )

The foregoing instrument was acknowledged me before this 29   day of           September                 , 2009, by _Heath Schiesser            , as       President and CEO      on behalf of HealthEase of Florida, Inc..  He/She is personally known to me or has produced ________________ as identification.

/s/ Erika Lema
Notary Public	[notary stamp]

11/18/09
My Commission Expires

/s/ Michele L. Booth
WITNESS #1 SIGNATURE

Michele L. Booth
WITNESS #1 PRINT NAME

/s/ Karen Mulroe
WITNESS #2 SIGNATURE

Karen Mulroe
WITNESS #2 PRINT NAME

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

FOR
WellCare of Florida, Inc./Staywell Health Plan of Florida

/s/ Heath Schiesser
PRINTED NAME OF SIGNATURE ABOVE:  Heath Schiesser
TITLE:     President & CEO
DATE SIGNED: 29 September 2009

STATE OF FLORIDA          )

COUNTY OF Hillsborough )

The foregoing instrument was acknowledged me before this 29   day of           September                 , 2009, by _Heath Schiesser            , as       President and CEO      on behalf of WellCare of Florida, Inc..  He/She is personally known to me or has produced ________________ as identification.

/s/ Erika Lema
Notary Public	[notary stamp]

11/18/09
My Commission Expires

/s/ Michele L. Booth
WITNESS #1 SIGNATURE

Michele L. Booth
WITNESS #1 PRINT NAME

/s/ Karen Mulroe
WITNESS #2 SIGNATURE

Karen Mulroe
WITNESS #2 PRINT NAME

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

FOR
FLORIDA HEALTHY KIDS CORPORATION:

/s/ Rich Robleto
NAME:   Rich Robleto
TITLE:   Executive Director
DATE SIGNED:

STATE OF FLORIDA    )

COUNTY OF Leon         )

The foregoing instrument was acknowledged me before this 28th day of August, 2009, by Rich Robleto, as Executive Director on behalf of FHKC.  He/She is personally known to me or has produced ________________ as identification.

/s/ Amber N. Floyd
Notary Public	[notary stamp]

November 14, 2009
My Commission Expires

/s/ Amber N. Floyd
WITNESS #1 SIGNATURE

Amber N. Floyd
WITNESS #1 PRINT NAME

/s/ Gladys Medrano
WITNESS #2 SIGNATURE

Gladys Medrano
WITNESS #2 PRINT NAME

Reviewed by:

/s/ Jennifer K. Lloyd	Date: 8/21/2009
Signature of: Jennifer K. Lloyd
Chief External Affairs Officer

/s/ Joan Humphrey Anderson	Date: 8/26/2009
Printed Name: Joan Humphrey Anderson
FHKC General Counsel
Florida Bar Number: 0294063

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

ATTACHMENT A CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY and VOLUNTARY EXCLUSION CONTRACTS AND SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29, 1987, Federal Register (52 Fed. Reg., pages 20360-20369).

INSTRUCTIONS

A.
Each entity whose contract\subcontract equals or exceeds twenty five thousand dollars ($25,000) in federal monies must sign this certification prior to execution of each contract\subcontract.  Additionally, entities who audit federal programs must also sign, regardless of the contract amount. The Florida Healthy Kids Corporation cannot contract with these types of Entities if they are debarred or suspended by the federal government.

B.
This certification is a material representation of fact upon which reliance is placed when this contract\subcontract is entered into.  If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

C.
INSURER shall provide immediate written notice to the contract manager at any time INSURER learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

D.
The terms “debarred,” “suspended,” “ineligible,” “person,” “principal,” and “voluntarily excluded,” as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549.  You may contact the Contract manager for assistance in obtaining a copy of those regulations.

E.
INSURER agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

F.
INSURER further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract whose payment will equal or exceed twenty five thousand dollars ($25,000) in federal monies, to submit a signed copy of this certification.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

G.
The Florida Healthy Kids Corporation may rely upon a certification of INSURER that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting\subcontracting unless it knows that the certification is erroneous.

H.	This signed certification must be kept in the contract manager’s file. Subcontractor’s certifications must be kept at the contractor’s business location.

CERTIFICATION

INSURER certifies, by signing this certification, that neither INSURER nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal agency.

Where INSURER is unable to certify to any of the statements in this certification, INSURER shall attach an explanation to this certification.

/s/ Heath Schiesser                                                                                 29 September 2009
Printed Name of Signature Above: Heath Schiesser                          Date Signed

Title: President & CEO

REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

ATTACHMENT B CERTIFICATION REGARDING LOBBYING CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE CONTRACTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative Contract and the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative Contract.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress or an employee of a member of congress in connection with this federal contract, grant, loan or cooperative Contract, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants and contracts under grants, loans and cooperative Contracts) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into.  Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code.  Any person who fails to file the required certification shall be subject to a civil penalty of not less than ten thousand dollars ($10,000.00) and not more than one hundred thousand dollars ($100,000.00) for each such failure.

/s/ Heath Schiesser                                                                                 29 September 2009
Printed Name of Signature Above: Heath Schiesser                         Date Signed

Title: President & CEO

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

ATTACHMENT C REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 COMPLIANCE: BUSINESS ASSOCIATE (BA) AGREEMENT

THIS BA AGREEMENT (Attachment C), is entered into and made between Florida Healthy Kids Corporation, a Florida non-profit corporation, (FHKC) (the “Covered Entity”) and INSURER (the “BA”) and is incorporated in the Services Contract (Contract) between FHKC and INSURER.

1.
HIPAA Compliance.  FHKC and BA agree to comply with the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended from time to time (“HIPAA”).  Pursuant to HIPAA, FHKC meets the definition of a covered entity and BA meets the definition as a business associate.  As a covered entity, FHKC must obtain and document satisfactory assurances from business associates, such as BA, that BA shall appropriately safeguard the individually identifiable health information which is personal health information (“PHI”) and/or electronic protected health information (“EPHI”) though a written contract or other written agreement such as this Attachment.

2.	Definitions For Use in This Attachment. Terms used, but not otherwise defined, in this Attachment and the Contract shall have the same meaning as those terms in 45 C.F.R. Parts 160, 162 and 164.

3.
Privacy Obligations and Activities of BA.  BA shall ensure compliance with the HIPAA Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Part 164 (the “Privacy Rule”).  Without limiting the generality of the foregoing, BA agrees that it will, in accordance with HIPAA, comply with the following:

BA agrees to not use or disclose personal health information PHI other than as permitted or required by this Attachment, the Contract or as Required By Law.
BA agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Attachment and the Contract.

BA shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of EPHI that it creates, receives, maintains or transmits on behalf of the Covered Entity.

BA agrees to mitigate, to the extent practicable, any harmful effect that is known to BA of a use or disclosure of PHI by BA in violation of the requirements of this Attachment, the Contract and HIPAA.

BA agrees to report to Covered Entity any use or disclosure of PHI not provided for by this Attachment and the Contract of which it becomes aware, within twenty (20) business days.

BA shall promptly report to Covered Entity any “security incident” of which it becomes aware; as such term is defined in the HIPAA Security Rule.  At the request of Covered
          Entity, BA shall identify: the date of the security incident, the scope of the security incident, the BA’s response to the security incident and the identification of the party responsible for causing the security incident, if known.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BA agrees to ensure that any agent, including a subcontractor, to whom it provides PHI and/or EPHI received from, or created or received by BA on behalf of Covered Entity, agrees to the same restrictions and conditions that apply through this Attachment and the Contract to BA with respect to such information.

BA agrees to provide access, at the written request of Covered Entity, within ten (10) business days of the written request (five (5) additional business days are permitted if written request provided by the U.S. Postal Service (“USPS”)), to PHI in a Designated Record Set (“DRS”), to Covered Entity or, as directed by Covered Entity, to an
          Individual in order to meet the requirements under 45 CFR §164.524.  In the event any Individual requests access to PHI directly from BA, BA shall forward written notice of such request, to Covered Entity within ten business (10) days (five (5) additional business days are permitted if written notice provided by U.S.P.S.).  Any denials of access to the PHI requested shall be the responsibility of Covered Entity.

BA agrees to make any amendment(s) to PHI in a DRS that the Covered Entity directs or agrees to pursuant to 45 CFR §164.526 at the written request of Covered Entity or an
          Individual, within twenty (20) business days of the written request (five (5) additional business days are permitted if written request provided by U.S.P.S.).

BA agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by BA on behalf of, Covered Entity available to the Covered Entity and to the Secretary, within fifteen (15) business days notice of the Secretary’s request (five
          (5) additional business days permitted if notice provided by U.S.P.S.) or in the time and manner designated by the Secretary, for purposes of the Secretary determining
          Covered Entity's HIPAA compliance.

BA agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR §164.528.

BA agrees to provide to Covered Entity, or an Individual at the request of the Covered Entity, within fifteen (15) business days (five (5) additional business days are permitted if written notice provided by U.S.P.S.) of written notice by Covered Entity to BA that Covered Entity has received a request for an accounting of PHI disclosures regarding an Individual during the six (6) years prior to the date on which the accounting was requested, information collected in accordance with Section 2.i. of this
          Attachment, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures, pursuant to 45 CFR §164.528.

4.
Security.  BA shall ensure compliance with the HIPAA Security Standards for the Protection of Electronic Protected Health Information (“EPHI”), 45 C.F.R. Part 160 and Part 164, Subparts A and C (the “Security Rule”), with respect to Electronic Protected Health Information covered by this Contract effective on the compliance date for initial implementation of the security standards set for in 45 C.F.R. §164.318. Without limiting the generality of the foregoing, BA agrees that it will, in accordance with HIPAA:

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected
          Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity as required by 45 C.F.R. Part 164, Subpart C.

Ensure that any agent, including a subcontractor, to whom it provides such information, agrees to implement reasonable and appropriate safeguards to protect it;
Report to the Covered Entity any security incident of which it becomes aware;
Ensure the confidentiality, integrity, and availability of all Electronic Protected Health it creates, receives, maintains, or transmits;
Protect against any reasonably anticipate threats or hazards to the security or integrity of such information;
Protect against any reasonably anticipated uses or disclosures of such information that are not permitted or required under HIPAA; and
Ensure compliance with 45 C.F.R. Part 164, Subpart C (Security Standards for the Protection of Electronic Protected health Information) by its workforce.

5.
Electronic Transaction And Code Sets.  BA shall comply with the HIPAA Standards for Electronic Transactions and Code Sets, 45 C.F.R. Parts 160 and 162, with respect to Electronic Protected Health Information covered by this Contract.  Without limiting the generality of the foregoing, BA agrees that it will, in accordance with 45 C.F.R. § 162.923(c):

Comply with all applicable requirements of 45 C.F.R. Part 162; and
Require any agent or subcontractor to comply with all applicable requirements of 45 C.F.R. Part 162.

6.
Permitted Uses and Disclosures by BA - General Use and Disclosure Provisions.  Except as otherwise limited in this Attachment, BA may use or disclose PHI to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Contract, provided that such use or disclosure would not violate HIPAA if done by Covered Entity or the minimum necessary policies and procedures of Covered Entity.

7.	Permitted Uses and Disclosures by BA - Specific Use and Disclosure Provisions.
Except as otherwise limited in this Attachment and the Contract, BA may use PHI for the proper management and administration of BA or to carry out BA’s legal responsibilities.

Except as otherwise limited in this Attachment and the Contract, BA may disclose PHI for the BA’s proper management and administration, provided that disclosures are
          Required By Law, or BA obtains reasonable assurances from the person to whom the information is disclosed that the information will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies BA of any instances of which it is aware in which the confidentiality of the information has been breached.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

Except as otherwise limited in this Attachment and the Contract, BA may use PHI to provide Data Aggregation services to Covered Entity as permitted by 42 C.F.R. §164.504(e)(2)(i)(B).
BA may use PHI to report violations of law to appropriate Federal and State authorities, consistent with 42 C.F.R. §164.502(j)(1).

8.	Provisions for Covered Entity to Inform BA of Privacy Practices and Restrictions.

Covered Entity shall notify BA of any limitation(s) in its notice of privacy practices of Covered Entity in accordance with 45 CFR §164.520, to the extent that such limitation may affect BA's use or disclosure of PHI.

Covered Entity shall notify BA of any changes in, or revocation of, permission by Individual to use or disclose PHI, to the extent that such changes may affect BA's use or disclosure PHI.

Covered Entity shall notify BA of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 CFR §164.522, to the extent that such restriction may affect BA's use or disclosure of PHI.

9.	Term and Termination.

Term.  The Term of this Attachment shall be effective concurrent with the Contract, and shall terminate when all of the PHI provided by Covered Entity to BA, or created or received by BA on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

Termination for Cause. Upon Covered Entity's knowledge of a material breach by BA, Covered Entity shall either:

Provide an opportunity for BA to cure the breach or end the violation and terminate this Attachment and/or the Contract if BA does not cure the breach or end the violation within thirty (30) calendar days (five (5) additional calendar days are permitted if written notice provided by U.S.P.S.) of Covered Entity’s notice to BA of the Covered Entity knowledge of the BA’s material breech; or

Immediately terminate this Attachment and the Contract if BA has breached a material term of this Attachment and/or the Contract and cure is not possible; as determined at the sole discretion of Covered Entity; or

If neither termination nor cure is feasible, Covered Entity shall report the violation to the Secretary.
Effect of Termination.

Except as provided in paragraph (ii) of this Section, upon termination of this Attachment and the Contract, for any reason, BA shall return or destroy all PHI received from
          Covered Entity, or created or received by BA on behalf of Covered Entity.  This provision shall apply to PHI that is in the possession of any subcontractors or agents of BA, and BA has the duty to insure that any of its subcontractors or agents complies with these termination provisions.  Neither BA, nor any of its subcontractors or agents, shall retain any copies of PHI upon termination of this Attachment and the Contract.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

In the event that BA determines that returning or destroying the PHI is infeasible, BA shall provide to Covered Entity written notification of the conditions that make return or destruction infeasible thirty (30) calendar days (five (5) additional calendar days are permitted if written notice provided by U.S.P.S.) prior to the termination of the Contract or within thirty (30) calendar days (five (5) additional calendar days are permitted if written notice provided by U.S.P.S.) of BA’s notice of
          Covered Entity’s knowledge of a material breach of this Attachment and/or the Contract.  Upon mutual agreement of the parties that return or destruction of PHI is infeasible; BA shall extend the protections of this Attachment and the Contract such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as BA maintains such PHI.

10.	Miscellaneous.
Regulatory References. A reference in this Attachment and the Contract to a section in HIPAA means the section as in effect or as amended.

Amendment. The parties agree to take such action as is necessary to amend this Attachment and the Contract, from time to time, as is necessary for Covered Entity to comply with the requirements of HIPAA.

Survival. The respective rights and obligations of BA under Section 9.c., “Effect of Termination,” of this Attachment shall survive the termination of this Attachment and the Contract.
Interpretation. Any ambiguity in this Attachment and the Contract shall be resolved to permit Covered Entity to comply with HIPAA.

ONE (1) HIPAA BA SIGNATURE PAGES FOLLOW

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

IN WITNESS WHEREOF, the arties have caused this Attachment C, BA AGREEMENT, to be executed by their undersigned officials as duly authorized.

FOR
HEALTHEASE OF FLORIDA, INC.:

/s/ Heath Schiesser
PRINTED NAME OF SIGNATURE ABOVE:  Heath Schiesser
TITLE:   President & CEO
DATE SIGNED:  29 September 2009

FOR
Wellcare of Florida, inc.

/s/ Heath Schiesser
PRINTED NAME OF SIGNATURE ABOVE:  Heath Schiesser
TITLE:   President & CEO
DATE SIGNED:  29 September 2009

FOR
FLORIDA HEALTHY KIDS CORPORATION:

/s/ Rich Robleto
NAME:                                Rich Robleto
TITLE:                                Executive Director
DATE SIGNED:

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

ATTACHMENT D – ENROLLEE BENEFIT SCHEDULE

I.	Minimum Enrollee Benefits Schedule

INSURER agrees to provide, at a minimum, those benefits that are prescribed by state law for the Program.  If INSURER requires clarification of any coverage or co-payment requirements, INSURER shall consult with FHKC to confirm coverage requirements.

INSURER shall pay an Enrollee’s covered expenses up to a lifetime maximum of one million dollars ($1,000,000.00) per covered Enrollee.

II.      Health Care Benefits

The following health care benefits are included under this Contract:

BENEFIT	LIMITATIONS	CO-PAYMENTS
A.  Inpatient Services
All covered services provided for the medical care and treatment of an Enrollee who is admitted as an inpatient to a hospital licensed under part I of Chapter 395.
Covered services include: physician’s services; room and board; general nursing care; patient meals; use of operating room and related facilities; use of intensive care unit and services; radiological, laboratory and other diagnostic tests; drugs; medications; biologicals; anesthesia and oxygen services; special duty nursing; radiation and chemotherapy; respiratory therapy; administration of whole blood plasma; physical, speech and occupational therapy; medically necessary services of other health professionals.

All admissions must be authorized by INSURER.
The length of the patient stay shall be determined based on the medical condition of the Enrollee in relation to the necessary and appropriate level of care.
Room and board may be limited to semi-private accommodations, unless a private room is considered medically necessary or semi-private accommodations are not available.
Private duty nursing limited to circumstances where such care is medically necessary.
Admissions for rehabilitation and physical therapy are limited to fifteen (15) days per contract year.
Shall not include experimental or investigational procedures defined as a drug, biological product, device, medical treatment or procedure that meets any one of the following criteria, as determined by INSURER:
1.  Reliable evidence shows the drug, biological product, device, medical treatment, or procedure when applied to the circumstances of a particular patient is the subject of ongoing phase I, II or III clinical trials; or,
2.  Reliable evidence shows the drug, biological product, device, medical treatment or procedure when applied to the circumstances of a particular patient is under study with a written protocol to determine maximum tolerated dose, toxicity, safety, efficacy, or efficacy in comparison to conventional alternatives; or,
3.  Reliable evidence shows the drug, biological product, device, medical treatment, or procedure is being delivered or should be delivered subject to the approval and supervision of an Institutional Review Board (IRB) as required and defined by federal regulations, particularly those of the U.S. Food and Drug Administration or the Department of Health and Human Services.
NONE

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BENEFIT	LIMITATIONS	CO-PAYMENTS
B.  Emergency Services
Covered Services include visits to an emergency room or other licensed facility if needed immediately due to an injury or illness and delay means risk of permanent damage to the Enrollee’s health.

Must use an INSURER designated facility or provider for emergency care unless the time to reach such facilities or providers would mean the risk of permanent damage to Enrollee’s health.

INSURER must also comply with the provisions of s. 641.513, Florida Statutes.
Ten dollars ($10.00) per visit waived if admitted or authorized by primary care physician
C. Maternity Services and
     Newborn Care
Covered services include maternity and newborn care, prenatal and postnatal care, initial inpatient care of adolescent participants, including nursery charges and initial pediatric or neonatal examination.

Infant is covered for up to three (3) days following birth or until the infant is transferred to another medical facility, whichever occurs first.

Coverage may be limited to the fee for vaginal deliveries.
NONE
D. Organ Transplantation Services Covered services include pretransplant, transplant, post discharge services and treatment of complications after transplantation.
Coverage is available for transplants and medically related services if deemed necessary and appropriate within the guidelines set by the Organ Transplant Advisory Council or the Bone Marrow Transplant Advisory Council.
NONE
E. Outpatient Services
Preventive, diagnostic, therapeutic, palliative care, and other services provided to an Enrollee in the outpatient portion of a health facility licensed under Chapter 395.

Covered services include well-child care, including those services recommended in the Guidelines for Health Supervision of Children and Youth as developed by Academy of Pediatrics; immunizations and injections as recommended by the Advisory Committee on Immunization Practices; health education counseling and clinical services; family planning services, vision screening; hearing screening; clinical radiological,

Services must be provided directly by INSURER or through pre-approved referrals.

Routine hearing screening must be provided by primary care physician.

Family planning limited to one annual visit and one supply visit each ninety (90) days.

Chiropractic services shall be provided in the same manner as in the Florida Medicaid program.

Podiatric services are limited to one (1) visit per day totaling two (2) visits per month for specific foot disorders. Dental services must be provided by an oral surgeon for medically necessary reconstructive dental surgery due to injury.

Immunizations are to be provided by the primary care physician.

Treatment for temporomandibular joint (TMJ) disease is specifically excluded.

Shall not include experimental or investigational procedures defined as a drug, biological

None Co-Payment for well child care, preventive care or for routine vision and hearing screenings. Five dollars ($5.00) per office visit

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BENEFIT	LIMITATIONS	CO-PAYMENTS
  laboratory and other outpatient diagnostic tests;
 ambulatory surgical procedures; splints and casts;
 consultation with and treatment by referral
 physicians; radiation and chemotherapy;
 chiropractic services; and  podiatric services.

product, device, medical treatment or procedure that meets any one of the following criteria, as determined by INSURER:
1.  Reliable evidence shows the drug, biological product, device, medical treatment, or procedure when applied to the circumstances of a particular Enrollee is the subject of ongoing phase I, II or III clinical trials; or,
2.  Reliable evidence shows the drug, biological product, device, medical treatment or procedure when applied to the circumstances of a particular Enrollee is under study with a written protocol to determine maximum tolerated dose, toxicity, safety, efficacy, or efficacy in comparison to conventional alternatives; or,
3.  Reliable evidence shows the drug, biological product, device, medical treatment, or procedure is being delivered or should be delivered subject to the approval and supervision of an Institutional Review Board (IRB) as required and defined by federal regulations, particularly those of the U.S. Food and Drug Administration or the Department of Health and Human Services.

F. Behavioral Health Services Covered services include inpatient and outpatient care for psychological or psychiatric evaluation, diagnosis and treatment by a licensed mental health professional.
All services must be provided directly by INSURER or upon approved referral.
Covered services include inpatient and outpatient services for mental and nervous disorders as defined in the most recent edition of the Diagnostic and Statistical Manual of Mental Disorders published by the American Psychiatric Association.
Such benefits include psychological or psychiatric evaluation, diagnosis and treatment by a licensed mental health professional meeting the requirements of Section 3-21 of this Contract.
Any benefit limitations, including duration of services, number of visits, or number of days for hospitalization or residential services, shall not be any less favorable than those for physical illnesses generally.

INSURER may also implement appropriate financial incentives, peer review, utilization requirements, and other methods used for the management of benefits provided for other medical conditions in order to reduce service costs and utilization without compromising quality of care subject to the prior review and approval of FHKC.

INPATIENT: NONE OUTPATIENT: Five dollars ($5.00) per visit.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BENEFIT	LIMITATIONS	CO-PAYMENTS
G.  Substance Abuse Services
Includes coverage for inpatient and outpatient care for drug and alcohol abuse including counseling and placement assistance.
Outpatient services include evaluation, diagnosis and treatment by a licensed practitioner.

All services must be provided directly by INSURER or upon approved referral.
Covered services include inpatient, outpatient and residential services for substance disorders.

Such benefits include evaluation, diagnosis and treatment by a licensed professional meeting the requirements of Section 3-21 of this Contract.

Any benefit limitations, including duration of services, number of visits, or number of days for hospitalization or residential services, shall not be any less favorable than those for physical illnesses generally.

INSURER may also implement appropriate financial incentives, peer review, utilization requirements, and other methods used for the management of benefits provided for other medical conditions in order to reduce service costs and utilization without compromising quality of care subject to the prior review and approval of FHKC.

INPATIENT: NONE OUTPATIENT: Five dollars ($5.00) per visit.
H.  Therapy Services
Covered services include physical, occupational, respiratory and speech therapies for short-term rehabilitation where significant improvement in the Enrollee’s condition will result.

All treatments must be performed directly or as authorized by INSURER.

Limited to up to twenty-four (24) treatment sessions within a sixty (60) day period per episode or injury, with the sixty (60) day period beginning with the first (1st) treatment.
Five dollars ($5.00) per visit.
I. Home Health Services Includes prescribed home visits by both registered and licensed practical nurses to provide skilled nursing services on a part-time intermittent basis.
Coverage is limited to skilled nursing services only.
Meals, housekeeping and personal comfort items are excluded.
Services must be provided directly by INSURER.
Private duty nursing is limited to circumstances where such care is medically appropriate.

Five dollars ($5.00) per visit.
J. Hospice Services Covered services include reasonable and necessary services for palliation or management of an Enrollee’s terminal illness.
Once a family elects to receive hospice care for an Enrollee, other services that treat the terminal condition will not be covered.

Services required for conditions totally unrelated to the terminal condition are covered to the extent that such services are otherwise covered under this contract.
Five dollars ($5.00) per visit.
K. Nursing Facility Services Covered services include regular nursing services, rehabilitation services, drugs and	All admissions must be authorized by INSURER and provided by an INSURER affiliated facility. Participant must require and receive skilled services on a daily basis as ordered by an INSURER physician.	NONE

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BENEFIT	LIMITATIONS	CO-PAYMENTS
biologicals, medical supplies, and the use of appliances and equipment furnished by the facility.
The length of the Enrollee’s stay shall be determined by the medical condition of the Enrollee in relation to the necessary and appropriate level of care, but maybe no more than one hundred (100) days per contract year.

Room and board is limited to semi-private accommodations unless a private room is considered medically necessary or semi-private accommodations are not available.
Specialized treatment centers and independent kidney disease treatment centers are excluded.
Private duty nurses, television, and custodial care are excluded.
Admissions for rehabilitation and physical therapy are limited to fifteen (15) days per contract year.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

BENEFIT	LIMITATIONS	CO-PAYMENTS
L. Durable Medical Equipment and Prosthetic
      Devices
Equipment and devices that are medically indicated to assist in the treatment of a medical condition and specifically prescribed as medically necessary by Enrollee’s INSURER physician.

Equipment and devices must be provided by authorized INSURER supplier.

Covered prosthetic devices include artificial eyes, limbs, braces and other artificial aids.

Low vision and telescopic lenses are not included.

Hearing aids are covered only when medically indicated to assist in the treatment of a medical condition.
NONE
M. Refractions Examination by a INSURER optometrist to determine the need for and to prescribe corrective lenses as medically indicated.
Enrollee must have failed vision screening by primary care physician.

Corrective lenses and frames are limited to one (1) pair every two (2) years unless head size or prescription changes.

Coverage is limited to Medicaid frames with plastic or SYL non-tinted lenses.
Five dollars ($5.00) per visit. Ten dollars ($10.00) for corrective lenses.
M. Pharmacy Prescribed drugs for the treatment of illness or injury or injury.
Prescribed drugs covered under this Agreement shall include all prescribed drugs covered under the Florida Medicaid program.  INSURER is responsible for the coverage any drugs prescribed by Enrollee’s dental provider under Healthy Kids.

INSURER may implement cost utilization controls or a pharmacy benefit management program if FHKC so authorizes.

Brand name products are covered if a generic substitution is not available or where the prescribing physician indicates that a brand name is medically necessary.

All medications must be dispensed through INSURER or an INSURER designated pharmacy.

All prescriptions must be written by the Enrollee’s primary care physician, INSURER approved specialist or consultant physician or Enrollee’s dental provider.

Five dollars ($5.00) per prescription for up to a thirty one (31) day supply.
N. Transportation Services Emergency transportation as determined to be medically necessary in response to an emergency situation.	Must be in response to an emergency situation.	Ten dollars ($10.00) per service

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

III.           Cost Sharing Provisions

INSURER shall comply with all cost sharing restrictions imposed on Enrollees by federal or state laws and regulations, including the following specific provisions:

A.           Special Populations

FHKC shall provide to INSURER on a monthly basis those Enrollees identified as Native Americans or Alaskan Natives who are prohibited from paying any cost sharing amounts, including co-payments.

B.	Cost Sharing Limited to No More than Five Percent (5%) of Family’s

  Income

FHKC will also identify to INSURER other Enrollees who have met federal requirements regarding maximum out of pocket expenditures. Enrollees identified by FHKC as having met this threshold are not required to pay any further cost sharing for covered services for a time specified by FHKC.

INSURER is responsible for informing its Providers of these provisions and ensuring that such Enrollees incur no further out of pocket costs for covered services and are not denied access to services. FHKC will provide these Enrollees with a letter indicating that they may not incur any cost sharing obligations.

IV.           Prior Authorization Requirements

All requirements for prior authorizations must conform with federal and state regulations and must be completed within fourteen (14) days of request by the Enrollee. Extensions to this process may be granted in accordance with federal or state regulations.

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

 ATTACHMENT E – LIST OF REQUIRED REPORTS

The following chart summarizes the reports required under this Contract according to the frequency of submission.  Monthly reports are due on the fifteenth (15th) of each month for the prior month; quarterly reports are due by the fifteenth (15th) of each month following the end of each quarter and annual reports are due by July 1st (first) unless otherwise noted.

This chart is provided for reference purposes only; the provisions of the Contract and any reporting requirements included herein will control.

At Contract Execution	Immediately	Monthly	Quarterly	Annually
Insurance Coverages (Section 3-15)	Section 3-19 Requirements (Section 3-19)	Provider Network Changes (Section 3-19)	Statistical Claims Data Reporting (Section 3-26)	Grievance Process (Section 3-13)
Lobbying Disclosures (Section 3-16)	Grievances before the Subscriber Assistance Panel (Section 3-13)		Reports of filed Grievances (Section 3-13)	Lobbying Certification (Section 3-16)
Quality Assurance Plan (Section 3-22)	Termination of subcontractors or affiliates (Section 3-29)		Medical Loss Ratio Reports (Section 3-20-2)	Experience Adjustment – April 1 (Section 3-20-3)
Conflicts of Interest Disclosure Form (Section 4-8)	Change of ownership or controlling interest (Section 4-6)		Network Adequacy Attestations (Section 3-29)	Audited financial statements (Section 3-23)
Fraud and Abuse Preventions (Section)	Change of Notice and Contract contact (Section 4-15)			Listing of Subcontractors and affiliates (Section 3-29)
Quality Improvement Plan (Section)	Conflicts of Interest Disclosure Form (Section 4-8)			Member materials (Section 3-18)
Cultural Competency Plan (Section)				Proof of insurance coverage (3-15)
Fraud and Abuse Preventions
Quality Improvement Plan
Cultural Competency Plan

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER

ATTACHMENT F – DISCLOSURE FORM

INSURER NAME:      _____________________________

The following are relationships, business and personal, that may create a conflict of interest that INSURER is hereby disclosing:

Type of Relationship (Business, Personal)	Name of Organization or Individual	Status of Organization or Individual (Current Contractor, Applicant, Enrollee, etc.)	Term of Relationship

By my signature, I certify that the information contained in this report and any attachments to this document are true representations. INSURER understands that if any information is found to be false that the Contract between FHKC and INSURER may be terminated at FHKC’s sole discretion.

Submitted By:                                                                           Date of Submission:

/s/ Heath Schiesser                                                                  29 September 2009
(Signature Above)
Name:  Heath Schiesser
Title:  President & CEO

Florida Healthy Kids Corporation	/s/ RR FHKC
Effective Date -October 1, 2009	/s/ HS INSURER